Exhibit 10.7

                      Promotional Shares LOCK-IN AGREEMENT

      This Promotional Shares Lock-In Agreement ("Agreement") is entered into as of the _____ day of December, 2004 by and between Reed's, Inc., a Delaware corporation ("Company"), and _________________________________ ("Security
Holder").

      A. The Company has filed an application with the Securities Administrator of certain states ("Administrators") to register certain of its Equity Securities for sale to public investors who are residents of those states ("Registration");

      B. The Security Holder is the owner of shares of common stock and/or possesses convertible securities, warrants, options or rights which may be converted into, or exercised to purchase shares of common stock of Company, of which all (the OPromotional SharesO) are the subject of this Agreement.

      C. As a condition to Registration, the Company and Security Holder ("Signatories") agree to be bound by the terms of this Agreement with respect to the Promotional Shares.

      THEREFORE, the parties hereto agree as follows:

      1. Security Holder agrees not to sell, pledge, hypothecate, assign, grant any option for the sale of, or otherwise transfer or dispose of, whether or not for consideration, directly or indirectly, any of the Promotional Shares, and all certificates representing stock dividends, stock splits, recapitalizations, and the like, that are granted to, or received by, the Security Holder with respect to the Promotional Shares, while the Promotional Shares are subject to this Agreement (collectively, the "Restricted Securities"). All Restricted Securities shall be released from this Agreement on the anniversary of the second year from the completion date of the public offering.

      2. Signatories agree and will cause the following:

            A. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Company's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is not a Promoter, which results in the distribution of the Company's assets or securities ("Distribution"), while this Agreement remains in effect that:

                  i. All holders of the Company's Equity Securities will
            initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their Equity Securities (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Company's Equity Securities pursuant to the public offering ("Public Shareholders") have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the public offering's price per share times the number of shares of Equity Securities that they purchased pursuant to the public offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends recapitalizations and the like; and

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                  ii. All holders of the Company's Equity Securities shall
            thereafter participate on an equal, per share basis times the number of shares of Equity Securities they hold at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like.

                  iii. The Distribution may proceed on lesser terms and
            conditions than the terms and conditions stated in paragraphs 1 and 2 above if a majority of the Equity Securities that are not held by Security Holders, officers, directors, or Promoters of the Company, or their associates or affiliates vote, or consent by consent procedure, to approve the lesser terms and conditions.

            B. In the event of a dissolution, liquidation, merger, consolidation, reorganization, sale or exchange of the Company's assets or securities (including by way of tender offer), or any other transaction or proceeding with a person who is a Promoter, which results in a Distribution while this Agreement remains in effect, the Restricted Securities shall remain subject to the terms of this Agreement.

            C. Restricted Securities may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

            D. Restricted Securities of a deceased Security Holder may be hypothecated to pay the expenses of the deceased Security Holder's estate. The hypothecated Restricted Securities shall remain subject to the terms of this Agreement. Restricted Securities may not be pledged to secure any other debt.

            E. Restricted Securities may be transferred by gift to the Security Holder's family members, provided that the Restricted Securities shall remain subject to the terms of this Agreement.

            F. With the exception of paragraph 2A.iii above, the Restricted Securities shall have the same voting rights as similar Equity Securities not subject to the Agreement.

            G. A notice shall be placed on the face of each stock certificate of the Restricted Securities covered by the terms of the Agreement stating that the transfer of the stock evidenced by the certificate is restricted in accordance with the conditions set forth on the reverse side of the certificate; and

            H. A typed legend shall be placed on the reverse side of each stock certificate of the Restricted Securities representing stock covered by the Agreement which states that the sale or transfer of the shares evidenced by the certificate is subject to certain restrictions until the termination of the Agreement and pursuant to an agreement between the Security Holder (whether beneficial or of record) and the Company, which agreement is on file with the Company and the stock transfer agent from which a copy is available upon request and without charge.

            I. The term of this Agreement shall begin on the date that the Registration is declared effective by the Administrators ("Effective Date") and shall terminate:

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                  i. On the anniversary of the second year from the completion date of the public offering; or

                  ii. On the date the Registration has been terminated if no securities were sold pursuant thereto; or

                  iii. If the Registration has been terminated, the date that checks representing all of the gross proceeds that were derived therefrom and addressed to the public investors have been placed in the U.S. Postal Service with first class postage affixed; or iv. On the date the securities subject to this Agreement become "Covered Securities," as defined under the National Securities Markets Improvement Act of 1996.

            J. This Agreement maybe modified only with the written approval of the Administrators.

      3. The Company will cause the following:

            A. A manually signed copy of the Agreement signed by the Signatories shall be filed with the Administrators prior to the Effective Date;

            B. Copies of the Agreement and a statement of the per share initial public offering price shall be provided to the Company's stock transfer agent;

            C. Appropriate stock transfer orders shall be placed with the Company's stock transfer agent against the sale or transfer of the shares covered by the Agreement prior to its expiration, except as may otherwise be provided in this Agreement;

            D. The above stock restriction legends shall be placed on the periodic statement sent to the registered owner if the securities subject to this Agreement are uncertificated securities.

      Pursuant to the requirements of this Agreement, the Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which shall be considered an original.

      The Signatories have signed the Agreement in the capacities, and on the dates, indicated.


      IN WITNESS WHEREOF, the Signatories have executed this Agreement.


                                        REED'S, INC.


                                        By /s/ Christopher J. Reed
                                           -------------------------------------
                                           Christopher J. Reed
                                           CEO


                                        SECURITY HOLDER:


                                        By /s/
                                           -------------------------------------


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